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                                                                   EXHIBIT 10.13

                               PROMISSORY NOTE
                                (CWC, INC..)

$40,000.00
                                                        -----------------------


         FOR VALUE RECEIVED, the undersigned, an ((State)) corporation having its principal office at ((Address1)), ((City)), ((State)) ((PostalCode)), and for purposes of identification referred to herein as "Medcorp" hereby promises to pay to the order of Complete Wellness Centers, Inc., a Delaware corporation ("CWC"), at its office at 725 Independence Avenue, SE Washington, DC 20003, in lawful money of the United States and in immediately available funds, the aggregate unpaid principal amount of all advances made hereunder which are not to exceed Forty Thousand Dollars ($40,000.00) which is to be repaid no later than five years from the date hereof (the "Maturity Date") and to pay interest (computed on the basis of a year of 365 days for the actual number of days elapsed) from the date of this Promissory Note (the "Note") on the outstanding principal balance of this Note, at an interest rate of ten percent (10%) per annum.

         This Note is issued pursuant to and is subject to the terms and provisions of that certain Management and Security Agreement of even date herewith, between Medcorp and CWC as the same may be amended, modified or supplemented from time to time (the "Agreement") and is the Note referred to therein. All capitalized terms not defined herein shall have the same definition as contained in the Agreement. The Note shall be secured by a blanket lien on all Medcorp assets, including, but not limited to all Medcorp's accounts receivables.

          Repayment of the Note is waived for the first ninety (90) days after the Integration Date; payments of interest only, shall commence on the ninety first (91st) day after the Integration Date and shall be due and payable on the same day of the next nine (9) months thereafter at which time payments of principal as well as interest shall be due.

         The principal amount of the Note shall then be amortized over the remainder of the term of the Agreement and shall be paid in addition to the interest payments. In any event, the Note shall be due and payable upon termination of the Agreement.

         The books, records and copies of invoices and receipts of CWC shall be evidence of any advance hereunder, the outstanding principal balance hereof, accrued interest hereon, and any payment of principal or interest hereunder.

         The Agreement contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

         In the event of a default in the terms and provisions of this Note or the Agreement, the whole amount of principal and interest shall, at the option of the holder of this Note, become immediately due and payable without diligence, demand, presentment, protest or notice of any kind whatsoever. Medcorp promises to pay costs of collection and reasonable attorneys' fees, including, but not limited to, such fees as are incurred at the appellate level, if default is made in the payment of this Note. The right to plead any and all statutes of limitation as a defense to this Note or to any agreement to pay the same, is hereby expressly waived by the undersigned to the full extent permitted by law.

         Any amount of principal hereof which is not paid when due, whether at the stated Maturity Date, by acceleration, or otherwise, shall bear interest from the date when due until said principal amount is paid in full, payable on demand, at a rate per annum at all times equal to the maximum legal rate of interest in the State of ((State)) or if no such rate then exists, then at the highest lawful rate of interest permitted under such other applicable law of CWC's choice in effect on the date thereof (the "Maximum Rate").












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         Notwithstanding anything contained in this Note to the contrary, CWC shall never be deemed to have contracted for or to be entitled to receive, collect or apply as interest on the Note, any amount in excess of the amount permitted and calculated at the Maximum Rate, and, in the event CWC ever receives, collects or applies as interest any amount in excess of the amount permitted and calculated at the Maximum Rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full, any remaining excess shall forthwith be paid to the Medcorp. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, CWC and Medcorp shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense, fee or premium, rather than as interest,
(ii) exclude voluntary prepayments and the effect thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of the Note.

         If payment of principal or interest under this Note shall become due on a Saturday, Sunday or legal holiday under the laws of the State of ((State)), such payment shall be made on the next succeeding business day and such extension of time shall in such case be included in computing interest in connection with such payment.

         This Note may be prepaid at any time without penalty.

         Nothing herein shall limit any right granted to CWC by any other instrument or by law or equity.

         This Note shall be governed by the laws of the State of Maryland.

         IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its officer or officers thereunto duly authorized and directed by appropriate corporate authority.



                                ((CWMC_Name))

                                by:
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                                        (Medcorp President), President